Exhibit 99.1

Media Contacts:

Robert G. Rouse, Executive Vice President and Chief Operating Officer

Jerome Kapelus, Senior Vice President, Strategy and Business Development

(631) 962-7000

Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES

RESULTS FOR THE SECOND QUARTER OF FISCAL 2007

Melville, New York – March 8, 2007 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three months ended January 31, 2007. Net sales for the second quarter of fiscal 2007 were $111.4 million compared to $95.7 million in the second quarter of fiscal 2006, reflecting growth in the telecommunications transmission and mobile data communications segments, partially offset by lower sales, as anticipated, in the RF microwave amplifiers segment.

GAAP net income was $18.2 million, or $0.68 per diluted share, for the three months ended January 31, 2007 compared to $13.3 million, or $0.50 per diluted share, for the three months ended January 31, 2006. Non-GAAP net income, which excludes the amortization of stock-based compensation expense, was $19.1 million, or $0.70 per diluted share, for the three months ended January 31, 2007 as compared to Non-GAAP net income of $14.5 million, or $0.54 per diluted share, for the three months ended January 31, 2006.

Net sales for the six months ended January 31, 2007 were $208.5 million, compared to $202.3 million for the six months ended January 31, 2006. GAAP net income was $29.0 million, or $1.09 per diluted share, for the six months ended January 31, 2007 compared to $24.8 million, or $0.94 per diluted share, for the six months ended January 31, 2006. Non-GAAP net income, which excludes the amortization of stock-based compensation expense, was $31.3 million, or $1.15 per diluted share, for the six months ended January 31, 2007 as compared to Non-GAAP net income of $27.0 million, or $1.01 per diluted share, for the six months ended January 31, 2006.

In commenting on the Company’s performance during the second quarter of fiscal 2007, Fred Kornberg, President and Chief Executive Officer of Comtech Telecommunications Corp., said, “Our outstanding second quarter fiscal 2007 results once again demonstrated the strong growth characteristics of the markets we address as well as our leadership position in each of our businesses. We remain confident that fiscal 2007 will be another record year.”

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Selected Second Quarter Fiscal 2007 Financial Metrics and Other Items

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Bookings for the three and six months ended January 31, 2007 were $104.5 million and $226.0 million, respectively, compared to $89.9 million and $200.0 million for the three and six months ended January 31, 2006, respectively. Backlog as of January 31, 2007 was $203.5 million compared to $210.4 as of October 31, 2006 and $186.0 million as of July 31, 2006.

•

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $27.3 million and $46.5 million for the three and six months ended January 31, 2007, respectively, versus $22.3 million and $42.4 million for the three and six months ended January 31, 2006, respectively.

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Cash provided by operating activities for the first six months of fiscal 2007 was $17.2 million compared to $6.3 million for the first six months of fiscal 2006, reflecting an increase in net income, partially offset by an increase in inventory that is currently anticipated to be reduced in the second half of fiscal 2007, as well as the timing of payments for accounts payable and certain accrued expenses that occurred in the first half of fiscal 2007.

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Fiscal 2007 second quarter net sales and operating income were favorably impacted by $5.0 million and $3.8 million, respectively, due to certain adjustments in our telecommunications transmission and mobile data communications segments. Fiscal 2006 second quarter net sales and operating income were favorably impacted by $6.7 million and $4.8 million, respectively, due to certain adjustments in our mobile data communications and RF microwave amplifiers segments. These adjustments are more fully described in our Form 10-Q filed earlier today.

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Our effective tax rate of 30.0% in the second quarter of fiscal 2007 reflects (i) the passage of legislation relating to the retroactive extension of the Federal research and experimentation credit; (ii) the approval by our stockholders of an amendment to the 2000 Stock Incentive Plan (the “Plan”) which will permit us to claim tax deductions for cash awards anticipated to be paid under the Plan; and (iii) a tax benefit of $0.2 million relating to disqualifying dispositions of incentive stock options. Included in the tax provision for the three months ended January 31, 2007 is a $0.6 million tax benefit related to the retroactive application of the Federal research and experimentation credit to fiscal 2006. Excluding the tax benefit relating to fiscal 2006, we now estimate our effective tax rate for fiscal 2007 will approximate 35.0%.

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Amortization of stock-based compensation expense for both the three months ended January 31, 2007 and 2006 was $1.5 million. Stock-based compensation expense for the three months ended January 31, 2007 was favorably impacted by a $0.4 million reduction associated with an increase in the estimated forfeiture rate of stock-based awards.

Conference Call

The Company has scheduled an investor conference call for 8:30 AM (ET) on Friday, March 9, 2007. Investors and the public are invited to access a live webcast of the conference call from the news section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 896-8445 (domestic) or (785) 830-1916 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-0868. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

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About Comtech

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable or ineffective. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the timing of receipt of, and the Company’s performance on, new orders that can cause significant fluctuations in net sales and operating results, the timing and funding of government contracts, adjustments to gross profits on long-term contracts, risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions, and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2007	2006	2007	2006

Net sales	$111,383,000	95,741,000	208,453,000	202,308,000
Cost of sales	61,533,000	54,650,000	119,228,000	121,013,000

Gross profit	49,850,000	41,091,000	89,225,000	81,295,000

Expenses:
Selling, general and administrative	18,257,000	15,809,000	34,844,000	31,857,000
Research and development	7,616,000	6,007,000	14,773,000	12,756,000
Amortization of intangibles	679,000	603,000	1,328,000	1,199,000

	26,552,000	22,419,000	50,945,000	45,812,000

Operating income	23,298,000	18,672,000	38,280,000	35,483,000

Other expense (income):
Interest expense	672,000	672,000	1,367,000	1,346,000
Interest income	(3,315,000)	(2,172,000)	(6,490,000)	(3,947,000)

Income before provision for income taxes	25,941,000	20,172,000	43,403,000	38,084,000
Provision for income taxes	7,770,000	6,868,000	14,405,000	13,316,000

Net income	$18,171,000	13,304,000	28,998,000	24,768,000

Net income per share:
Basic	$0.79	0.59	1.26	1.09

Diluted	$0.68	0.50	1.09	0.94

Weighted average number of common
shares outstanding - basic	23,095,000	22,741,000	23,022,000	22,694,000

Weighted average number of common and
common equivalent shares outstanding
assuming dilution - diluted	27,491,000	27,354,000	27,440,000	27,367,000

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COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	January 31, 2007	July 31, 2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$266,214,000	251,587,000
Restricted cash	—	1,003,000
Accounts receivable, net	68,700,000	70,047,000
Inventories, net	73,816,000	61,043,000
Prepaid expenses and other current assets	5,676,000	7,178,000
Deferred tax asset - current	8,205,000	7,591,000

Total current assets	422,611,000	398,449,000

Property, plant and equipment, net	26,060,000	24,732,000
Goodwill	24,387,000	22,244,000
Intangibles with finite lives, net	6,276,000	6,855,000
Deferred financing costs, net	2,176,000	2,449,000
Other assets, net	431,000	537,000

Total assets	$481,941,000	455,266,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,553,000	28,337,000
Accrued expenses and other current liabilities	38,126,000	41,230,000
Customer advances and deposits	9,147,000	3,544,000
Deferred service revenue	4,906,000	9,896,000
Current installments of other obligations	129,000	154,000
Interest payable	1,050,000	1,050,000
Income taxes payable	5,585,000	5,252,000

Total current liabilities	78,496,000	89,463,000

Convertible senior notes	105,000,000	105,000,000
Other obligations, less current installments	177,000	243,000
Deferred tax liability - non-current	6,592,000	6,318,000

Total liabilities	190,265,000	201,024,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized
and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares, issued 23,348,622 shares and 23,052,593 shares at
January 31, 2007 and July 31, 2006, respectively	2,335,000	2,305,000
Additional paid-in capital	147,893,000	139,487,000
Retained earnings	141,633,000	112,635,000

	291,861,000	254,427,000
Less:
Treasury stock (210,937 shares)	(185,000)	(185,000)

Total stockholders’ equity	291,676,000	254,242,000

Total liabilities and stockholders’ equity	$481,941,000	455,266,000

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COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	Three Months Ended January 31,		Six Months Ended January 31,
	2007	2006	2007	2006
Reconciliation of Non-GAAP Net Income To
GAAP Net Income(1):
Non-GAAP net income	$19,129,000	14,491,000	31,271,000	26,977,000
Amortization of stock-based compensation	(1,537,000)	(1,538,000)	(3,347,000)	(2,834,000)
Tax effect of stock-based compensation expense	579,000	351,000	1,074,000	625,000

GAAP net income	$18,171,000	13,304,000	28,998,000	24,768,000

Reconciliation of Non-GAAP Diluted Earnings Per
Share To GAAP Diluted Earnings Per Share(1):
Non-GAAP diluted earnings per share	$0.70	0.54	1.15	1.01
Amortization of stock-based compensation	(0.04)	(0.05)	(0.10)	(0.09)
Tax effect of stock-based compensation expense	0.02	0.01	0.04	0.02

GAAP diluted earnings per share	$0.68	0.50	1.09	0.94

Reconciliation of GAAP Net Income to EBITDA(2):
GAAP net income	$18,171,000	13,304,000	28,998,000	24,768,000
Income taxes	7,770,000	6,868,000	14,405,000	13,316,000
Net interest income	(2,643,000)	(1,500,000)	(5,123,000)	(2,601,000)
Amortization of stock-based compensation	1,537,000	1,538,000	3,347,000	2,834,000
Depreciation and amortization	2,469,000	2,107,000	4,886,000	4,074,000

EBITDA	$27,304,000	22,317,000	46,513,000	42,391,000

(1)

Non-GAAP net income is used by management in assessing the Company’s operating results. The Company believes that investors and analysts may use non-GAAP measures that exclude the amortization of stock-based compensation, along with other information contained in its SEC filings, in assessing the Company’s operating results.

(2) Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation. EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet debt service requirements. The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL

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